Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-3 No. 333-120189) and the related Prospectus of Cross Country Healthcare, Inc.; and

(2)

Registration Statement (Form S-8 No. 333-74862) pertaining to the Cross Country, Inc. Amended and Restated 1999 Stock Option Plan and the Cross Country, Inc. Amended and Restated Equity Participation Plan;

of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of Cross Country Healthcare, Inc., Cross Country Healthcare, Inc.’s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cross Country Healthcare, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Certified Public Accountants

West Palm Beach, Florida

March 3, 2006